Exhibit 99.1 NEWS RELEASE

November 2, 2020
Noble Midstream Partners Reports Third-Quarter 2020 Results
Self-funding Operations with Joint Venture Pipeline Ramp
Houston - Noble Midstream Partners LP (NASDAQ: NBLX) (“Noble Midstream” or the “Partnership”) today reported third-quarter 2020 financial and operational results. The Partnership’s results are consolidated to include Noble Midstream’s 54.4% ownership of Black Diamond Gathering, LLC (“Black Diamond Gathering”). Equity Method Investments refer to Noble Midstream’s equity interests in joint ventures that are not wholly-owned by the Partnership.
Certain results are shown as “attributable to the Partnership,” which exclude the noncontrolling interests in Black Diamond Gathering retained by Greenfield Midstream1. Noble Midstream believes the results “attributable to the Partnership” provide the best representation of the ongoing operations from which the Partnership’s unitholders will benefit.
Third-Quarter 2020 Operating Results and Highlights
•Generated $36 million Net Income attributable to the Partnership, $72 million Net Cash Provided by Operating Activities, and $96 million in Adjusted Net EBITDA2
•Self-funded quarterly operations, investing $8 million of organic capital and $43 million in Equity Method Investments
•Gathered 315,000 barrels of gross oil and gas equivalent per day (Boe/d) and 156,000 barrels of produced water per day (Bw/d)
•Transported more than 790,000 gross (181,000 net) barrels per day (Bbl/d) across intermediate and long-haul pipeline equity interests, up 10% sequentially
Robin Fielder, Chief Executive Officer of the Partnership, stated “Noble Midstream generated operating cash flows in excess of our capital and equity method investments for the second-consecutive quarter through continued optimization and cost reductions. We are encouraged to see customer completion activity return and anticipate exiting 2020 with strong fourth-quarter activity. Along with full-year run-rate contribution from our transmission business, the Partnership is well-positioned for the future. We are excited to be a part of the Chevron organization and will work closely with our new parent to integrate our business and create unitholder value.”

3Q20
Gross Volumes	Actuals
Oil and Gas Gathered (MBoe/d)	315
Produced Water Gathered (MBw/d)	156
Fresh Water Delivered (MBw/d)	22

Financials (in millions)
Net Income Attributable to the Partnership	$36
Net Cash Provided by Operating Activities	$72
Adjusted Net EBITDA[2]	$96
Distributable Cash Flow[2]	$79
Distribution Coverage Ratio[2]	4.7x
Organic Capital, Excluding Equity Investments	$8

Resilient Gathering and Growing Transmission Businesses Drive Cash Flow Generation
Third-quarter 2020 revenues totaled $187 million, an increase of 28% sequentially, largely related to higher third-party crude oil sales, which when netted with cost of oil sales, equated to a gain of $4 million. Affiliate oil and gas gathering revenue of $81 million declined 4% sequentially as Noble Energy reduced completion activity. Third-party oil and gas gathering revenue of $21 million declined 3% sequentially.
Total operating expenses were $125 million with $20 million in direct operating expenses, down slightly quarter-over-quarter and 23% annually, as a result of continued cost-reduction measures and temporary reductions in customer activity levels. The Partnership identified roughly $20 million in annual, overall direct operating cost savings and anticipates that more than 50% are sustainable at current activity levels. Investment losses were $18 million, of which $12 million was related to the EPIC Y-Grade and BANGL joint venture described below.
The Partnership reported third-quarter 2020 Net Cash Provided by Operating Activities of $72 million and Adjusted Net EBITDA2 of $96 million, up slightly from second-quarter 2020. Maintenance capital expenditures and cash interest expense attributable to the Partnership totaled $7 million and $6 million, respectively, leading to $79 million Distributable Cash Flow2 attributable to the Partnership. Despite producer curtailments and lower basin activity levels, an increase in EBITDA2 from equity method investments benefited quarterly financials.
Noble Midstream invested $8 million in third-quarter organic capital expenditures. Equity method investments during the quarter totaled $43 million, including $24 million for EPIC Crude, $17 million for EPIC Y-Grade, $4 million for EPIC Propane, and a $2 million reimbursement at Delaware Crossing.
Curtailed Volumes Returned to Production and Completions Resuming
Noble Midstream connected two third-party wells during the quarter, located in the Delaware Basin.
In the Partnership's wholly-owned DJ Basin assets, oil and gas gathering averaged 171,000 Boe/d, up 6% sequentially, and produced water volumes averaged 29,000 Bw/d. Freshwater delivery averaged 22,000 Bw/d, and the Partnership delivered water to 9 third-party wells in September. DJ Basin capital expenditures totaled $2.3 million.

Black Diamond oil gathering throughput volumes averaged 72,000 Bo/d, excluding marketing volumes, down 9% sequentially, and oil sales volumes were 17,000 Bo/d. Net1 capital expenditures totaled $1.6 million. Total DJ Basin curtailed volumes averaged 11,000 Boew/d and returned to full production during the quarter.
In the Delaware Basin, quarterly oil and gas gathering throughput and produced water gathering volumes were 72,000 Boe/d and 127,000 Bw/d, respectively, both down 14% sequentially. Total Delaware Basin curtailments averaged 9,000 Boew/d and returned to production by August. Capital expenditures totaled $4.3 million.
Equity Method Investment Volumes Ramping
The Partnership averaged 790,000 gross Bbl/d (181,000 net) across its intermediate and long-haul transmission systems. Equity method investment volumes and cash flows are expected to grow in the fourth-quarter 2020 as activity returns to the DJ and Delaware basins and the first EPIC greenfield fractionator increases throughput.
EPIC Crude ended interim service in April 2020 and recorded its first full-service period in the third quarter with increasing mainline throughput volumes. The Partnership does not anticipate additional material equity method investment contributions for EPIC Crude.
The EPIC Y-Grade first greenfield fractionator commenced service at the end of the second-quarter 2020 and progressed toward nameplate capacity throughout the third quarter. During the quarter, EPIC Y-Grade announced an undivided joint interest (UJI) and joint venture transaction with BANGL, a consortium led by MPLX and Whitewater Midstream. The BANGL consortium purchased 30% of the pipeline capacity in the existing long-haul NGL pipeline and contracted a 10-year transportation and fractionation agreement to deliver Y-Grade natural gas liquids (NGLs) to a fractionation complex in Sweeny, Texas. The EPIC Y-Grade partners expect to partially reinvest the proceeds to convert its ethane line to Y-Grade service and extend it to Sweeny. This transaction should provide connectivity to another market, increase cash flow back to the partners, and allow EPIC Y-Grade to potentially defer a construction decision on the second greenfield fractionator.
Third-quarter 2020 Saddlehorn throughput averaged approximately 164,000 Bo/d, down slightly sequentially. Expansion remains on track for 2021, which is designed to add 100,000 Bbl/d of oil transportation. Volumes on the Advantage Pipeline system averaged 66,000 Bo/d, compared to 72,000 Bo/d during the second-quarter 2020, and generated $5.5 million in gross distributions to the joint venture partners during the quarter. Delaware Crossing averaged 20,000 Bbl/d in gathering and transportation volumes with essentially all third-party curtailed production back online in July.
Strong Balance Sheet and Liquidity
As of September 30, 2020, the Partnership had $422 million in liquidity and $1.6 billion in total debt. During the quarter, total debt balance increased slightly by $10 million to account for remaining equity method investment capital expenditures and working capital phasing. The Partnership anticipates to delever in the fourth-quarter 2020.
Noble Midstream has a current debt obligation of $500 million that matures July 31, 2021. The Partnership is evaluating opportunities with its parent to address this obligation.

On October 20, 2020, the Board of Directors of Noble Midstream’s general partner, Noble Midstream GP LLC, declared a third-quarter cash distribution of $0.1875 per unit, flat versus second-quarter 2020.
2020 Earnings and Cash Flow Guidance Raised as Fourth-Quarter Activity Increases
After minimal affiliate activity in the third-quarter 2020, Noble Midstream anticipates the resumption of affiliate well completions in the fourth quarter as well as third-party activity in the DJ and Delaware Basins. The Partnership estimates 17 to 20 well completions across its wholly-owned DJ Basin gathering systems. In Black Diamond, the Partnership still estimates more than 150 well connections this year with 25 to 30 connections expected in the fourth-quarter 2020. In the Delaware Basin, affiliate completion activity resumed in October, and the Partnership anticipates 8 to 10 well connections, including 1 to 3 third-party connections.
Noble Midstream is narrowing its 2020 organic capital expenditures expectations from $60 to $80 million to $70 to $80 million and is lowering the top end of its expected 2020 equity method investment range, now $240 to $250 million, from a top end of $260 million previously.
The Partnership anticipates the midpoint of its Net Income Attributable to the Partnership to be $125 million in 2020. Noble Midstream is increasing the midpoint of its expected 2020 Adjusted Net EBITDA2 by 1% to $385 to $400 million and the midpoint of the 2020 Distributable Cash Flow2 by 4% to $300 to $315 million. Distribution Coverage Ratio2 and Net Debt to Trailing Twelve Month (TTM) Adjusted Net EBITDA2 expectations were adjusted to >4.5x and 3.9x to 4.2x, respectively.

	2020 Guidance
Financials (in millions)
Net Income	$125
Adjusted Net EBITDA [2]	$385	-	$400
Distributable Cash Flow [2]	$300	-	$315
Net Debt to TTM Adjusted Net EBITDA [2]	3.9x	-	4.2x
Distribution Coverage Ratio [2]	>4.5x

2020 Organic Capital	$70	-	$80
Equity Method Investment Capital	$240	-	$250

1 “Net” is equivalent to “attributable to the Partnership”.
2 Adjusted Net EBITDA, Distributable Cash Flow (DCF), Distribution Coverage Ratio and Net Debt to Trailing Twelve Month (TTM) Adjusted Net EBITDA are not Generally Accepted Accounting Principles (GAAP) measures. Definitions and reconciliations of these Non-GAAP measures to their most directly comparable GAAP reporting measures appear in Schedule 4 of the financial tables which follow. Noble Midstream does not provide guidance on the reconciling items between forecasted Adjusted Net EBITDA, Distributable Cash Flow, Net Debt to TTM Adjusted Net EBITDA or Distribution Coverage Ratio and Net Cash Provided by Operating Activities due to the uncertainty regarding timing and estimates of certain of these items. Noble Midstream provides a range of such Non-GAAP financial measures to allow for the variability in timing and uncertainty of estimates of such reconciling items. Therefore, Noble Midstream cannot reconcile forecasted Adjusted Net EBITDA, Distributable Cash Flow, Net Debt to TTM Adjusted Net EBITDA or Distribution Coverage Ratio to Net Cash Provided by Operating Activities without unreasonable effort.

About Noble Midstream
Noble Midstream is a master limited partnership originally formed by Noble Energy, Inc. and majority-owned by Chevron Corp. to own, operate, develop and acquire domestic midstream infrastructure assets. Noble Midstream currently provides crude oil, natural gas, and water-related midstream services and owns equity interests in oil pipelines in the DJ Basin in Colorado and the Delaware Basin in Texas. Noble Midstream strives to be the midstream provider and partner of choice for its safe operations, reliability, and strong relationships while enhancing value for all stakeholders. For more information, please visit www.nblmidstream.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the federal securities laws. Words such as “estimate,” “anticipate,” “believe,” “project,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “on schedule,” “on track,” “strategy” and other similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Midstream Partners LP’s (“Noble Midstream,” “we,” or “our”) current views about future events. Our forward-looking statements may include statements about our business strategy, our industry, our future profitability, our expected capital expenditures and the impact of such expenditures on our performance, the costs of being a publicly traded partnership and our capital programs. In addition, our forward-looking statements address the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the COVID-19 pandemic and the actions of foreign oil producers (most notably Saudi Arabia and Russia) to maintain market share and impact commodity pricing and the expected impact on our business, operations, earnings and results. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Noble Midstream does not assume any obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.
Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, that could cause actual results to differ materially from those projected. These risks include, without limitation, changes in general economic conditions, including without limitation the impacts of the COVID-19 pandemic; our customers’ ability to meet their drilling and development plans; competitive conditions in the Partnership’s industry; actions taken by third-party operators, gatherers, processors and transporters; the demand for crude oil and natural gas gathering and processing services; our ability to successfully implement our business plan; our ability to complete internal growth projects on time and on budget; the ability of third parties to complete construction of pipelines in which Noble Midstream holds equity interests on time and on budget; the price and availability of debt and equity; the availability and price of crude oil and natural gas to the consumer compared to the price of alternative and competing fuels; risks associated with the change in ownership of our General Partner; and other risks inherent in the Partnership’s business, including those described under “Risk Factors” and “Disclosure Regarding Forward-Looking Statements” in Noble Midstream’s 2019 Annual Report on Form 10-K and in subsequent reports that we file with the U.S. Securities and Exchange Commission (SEC).
Non-GAAP Financial Measures
This news release also contains certain non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Noble Midstream’s overall financial performance. Please see the attached schedules for reconciliations of the non-GAAP financial measures used in this news release to the most directly comparable GAAP financial measures and for the reasons why management believes non-GAAP measures provide useful information to investors.

Contact:
Park Carrere
Investor Relations
(281) 872-3208
park.carrere@nblmidstream.com

Schedule 1
Noble Midstream Partners LP
Revenue and Throughput Volume Statistics
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
DJ Basin
Crude Oil Sales Volumes (Bbl/d)	16,691	9,625	16,462	8,813
Crude Oil Gathering Volumes (Bbl/d)	172,393	181,486	177,210	179,392
Natural Gas Gathering Volumes (MMBtu/d)	525,417	496,238	497,965	458,087
Natural Gas Processing Volumes (MMBtu/d)	39,876	48,988	41,697	50,823
Produced Water Gathering Volumes (Bbl/d)	29,452	41,508	37,426	40,474
Fresh Water Delivery Volumes (Bbl/d)	22,125	134,629	92,873	177,565

Delaware Basin
Crude Oil Gathering Volumes (Bbl/d)	51,064	51,822	56,845	46,530
Natural Gas Gathering Volumes (MMBtu/d)	159,734	180,707	172,241	139,877
Produced Water Gathering Volumes (Bbl/d)	126,688	151,739	145,551	137,868

Total Gathering Systems
Crude Oil Sales Volumes (Bbl/d)	16,691	9,625	16,462	8,813
Crude Oil Gathering Volumes (Bbl/d)	223,457	233,308	234,055	225,922
Natural Gas Gathering Volumes (MMBtu/d)	685,151	676,945	670,206	597,964
Barrels of Oil Equivalent (Boe/d) (1)	314,822	322,872	324,674	306,508
Natural Gas Processing Volumes (MMBtu/d)	39,876	48,988	41,697	50,823
Produced Water Gathering Volumes (Bbl/d)	156,140	193,247	182,977	178,342

Total Fresh Water Delivery
Fresh Water Delivery Volumes (Bbl/d)	22,125	134,629	92,873	177,565
(1)Includes crude oil sales volumes that are transported on our gathering systems and sold to third-party customers.

Schedule 2
Noble Midstream Partners LP
Consolidated Statement of Operations
(in thousands, except per unit amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Gathering and Processing — Affiliate	$80,030	$90,586	$251,999	$244,102
Gathering and Processing — Third Party	18,792	17,169	60,762	54,264
Fresh Water Delivery — Affiliate	8,420	20,847	42,319	66,801
Fresh Water Delivery — Third Party	1,628	2,132	7,613	8,395
Crude Oil Sales — Third Party	76,173	48,870	187,750	133,522
Other — Affiliate	504	791	2,159	2,393
Other — Third Party	1,818	1,279	4,758	3,559
Total Revenues	187,365	181,674	557,360	513,036
Costs and Expenses
Cost of Crude Oil Sales	72,089	46,240	181,052	125,216
Direct Operating	19,654	25,688	66,543	88,996
Depreciation and Amortization	26,443	24,571	78,728	71,585
General and Administrative	6,244	4,373	18,176	13,905
Goodwill Impairment	—	—	109,734	—
Other Operating Expense (Income)	864	(469)	4,726	(488)
Total Operating Expenses	125,294	100,403	458,959	299,214
Operating Income	62,071	81,271	98,401	213,822
Other Expense (Income)
Interest Expense, Net of Amount Capitalized	6,437	3,952	19,927	11,502
Investment Loss, Net	18,068	5,621	26,207	5,028
Other Non-Operating Income	(1,336)	—	—	—
Total Other Expense, Net	23,169	9,573	46,134	16,530
Income Before Income Taxes	38,902	71,698	52,267	197,292
Income Tax Expense	166	1,179	187	3,219
Net Income	38,736	70,519	52,080	194,073
Less: Net Income Prior to the Drop-Down and Simplification	—	4,136	—	11,237
Net Income Subsequent to the Drop-Down and Simplification	38,736	66,383	52,080	182,836
Less: Net Income (Loss) Attributable to Noncontrolling Interests	2,952	25,751	(42,043)	62,236
Net Income Attributable to Noble Midstream Partners LP	35,784	40,632	94,123	120,600
Less: Net Income Attributable to Incentive Distribution Rights	—	5,820	—	13,967
Net Income Attributable to Limited Partners	$35,784	$34,812	$94,123	$106,633

Net Income Attributable to Limited Partners Per Limited Partner Unit — Basic
Common Units	$0.40	$0.88	$1.04	$2.65
Subordinated Units	$—	$—	$—	$2.89

Net Income Attributable to Limited Partners Per Limited Partner Unit — Diluted
Common Units	$0.40	$0.88	$1.04	$2.64
Subordinated Units	$—	$—	$—	$2.89

Weighted Average Limited Partner Units Outstanding — Basic
Common Units	90,170	39,604	90,162	31,855
Subordinated Units	—	—	—	7,747

Weighted Average Limited Partner Units Outstanding — Diluted
Common Units	90,170	39,624	90,166	31,879
Subordinated Units	—	—	—	7,747

Schedule 3
Noble Midstream Partners LP
Consolidated Balance Sheet
(in thousands, unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current Assets
Cash and Cash Equivalents	$17,403	$12,676
Accounts Receivable — Affiliate	48,966	42,428
Accounts Receivable — Third Party	45,051	44,093
Other Current Assets	8,474	8,730
Total Current Assets	119,894	107,927
Property, Plant and Equipment
Total Property, Plant and Equipment, Gross	2,063,911	2,006,995
Less: Accumulated Depreciation and Amortization	(297,181)	(244,038)
Total Property, Plant and Equipment, Net	1,766,730	1,762,957
Investments	899,468	660,778
Intangible Assets, Net	253,652	277,900
Goodwill	—	109,734
Other Noncurrent Assets	3,028	6,786
Total Assets	$3,042,772	$2,926,082
LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current Liabilities
Accounts Payable — Affiliate	$3,724	$8,155
Accounts Payable — Trade	56,986	107,705
Current Portion of Debt	501,753	—
Other Current Liabilities	9,773	11,680
Total Current Liabilities	572,236	127,540
Long-Term Liabilities
Long-Term Debt	1,144,599	1,495,679
Asset Retirement Obligations	40,900	37,842
Other Long-Term Liabilities	3,963	4,160
Total Liabilities	1,761,698	1,665,221
Mezzanine Equity
Redeemable Noncontrolling Interest, Net	116,104	106,005
Equity
Common Units (90,171 and 90,136 units outstanding, respectively)	803,466	813,999
Noncontrolling Interests	361,504	340,857
Total Equity	1,164,970	1,154,856
Total Liabilities, Mezzanine Equity and Equity	$3,042,772	$2,926,082

Schedule 4
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures
Non-GAAP Financial Measures
This news release, the financial tables and other supplemental information include Adjusted EBITDA, Adjusted Net EBITDA, Distributable Cash Flow, Net Debt to Trailing Twelve Month Adjusted Net EBITDA and Distribution Coverage Ratio, all of which are non-GAAP measures which may be used periodically by management when discussing our financial results with investors and analysts.
We define Adjusted EBITDA as net income before income taxes, net interest expense, depreciation and amortization and certain other items that we do not view as indicative of our ongoing performance. Additionally, Adjusted EBITDA reflects the adjusted earnings impact of our equity method investments by adjusting our equity earnings or losses from our equity method investments to reflect our proportionate share of the EBITDA of such equity method investments. We define Adjusted Net EBITDA as Adjusted EBITDA less the portion attributable to noncontrolling interests. We define Net Debt to Trailing Twelve Month Adjusted Net EBITDA as Total Debt less cash and cash equivalents divided by the Trailing Twelve Month Adjusted Net EBITDA. Net Debt to Trailing Twelve Month Adjusted Net EBITDA is an annualized leverage ratio used by management to assess our ability to incur and service debt and fund capital expenditures.
Adjusted EBITDA and Adjusted Net EBITDA are used as supplemental financial measures by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:
•our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;
•the ability of our assets to generate sufficient cash flow to make distributions to our partners;
•our ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We define Distributable Cash Flow as Adjusted Net EBITDA plus distributions received from our equity method investments less our proportionate share of Adjusted EBITDA from such equity method investments, estimated maintenance capital expenditures and cash interest paid.
Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash on a quarterly basis, and Distributable Cash Flow is one of the factors used by the board of directors of our general partner to help determine the amount of available cash that is available to our unitholders for a given period. We define Distribution Coverage Ratio as Distributable Cash Flow divided by total distributions declared. The Distribution Coverage Ratio is used by management to illustrate our ability to make our distributions each quarter.
We believe that the presentation of Adjusted EBITDA, Adjusted Net EBITDA, Net Debt to Trailing Twelve Month Adjusted Net EBITDA, Distributable Cash Flow, and Distribution Coverage Ratio provide information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted Net EBITDA, Net Debt to Trailing Twelve Month Adjusted Net EBITDA, Distributable Cash Flow and Distribution Coverage Ratio is net income, and net debt to net income and net income to distributions as ratios. Adjusted EBITDA, Adjusted Net EBITDA, Net Debt to Trailing Twelve Month Adjusted Net EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA, Adjusted Net EBITDA, Net Debt to Trailing Twelve Month Adjusted Net EBITDA, Distributable Cash Flow and Distribution Coverage Ratio exclude some, but not all, items that affect net income, and these measures may vary from those of other companies. As a result, Adjusted EBITDA, Adjusted Net EBITDA, Net Debt to Trailing Twelve Month Adjusted Net EBITDA, Distributable Cash Flow and Distribution Coverage Ratio as presented herein may not be comparable to similarly titled measures of other companies.
Noble Midstream does not provide guidance on the reconciling items between forecasted Adjusted Net EBITDA, Distributable Cash Flow, Net Debt to Trailing Twelve Month Adjusted Net EBITDA or Distribution Coverage Ratio and their most directly comparable GAAP reporting measures due to the uncertainty regarding timing and estimates of these items. Noble Midstream provides a range of such information to allow for the variability in timing and uncertainty of estimates of such reconciling items. Therefore, Noble Midstream cannot reconcile forecasted Adjusted Net EBITDA, Distributable Cash Flow, Net Debt to Trailing Twelve Month Adjusted Net EBITDA or Distribution Coverage Ratio without unreasonable effort.

Schedule 4 (Continued)
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP) and Distributable Cash Flow (Non-GAAP)
(in thousands, unaudited)

	Three Months Ended September 30,		Trailing Twelve
	2020	2019	Months
Reconciliation from Net Income (GAAP)
Net Income (GAAP)	$38,736	$70,519	$103,474
Add:
Depreciation and Amortization	26,443	24,571	104,124
Interest Expense, Net of Amount Capitalized	6,437	3,952	24,661
Proportionate Share of Equity Method Investment EBITDA Adjustments	33,133	3,257	62,912
Goodwill Impairment	—	—	109,734
Other	364	656	12,871
Adjusted EBITDA (Non-GAAP)	105,113	102,955	417,776
Less:
Adjusted EBITDA Prior to Drop-Down and Simplification Transaction (1)	—	8,944	—
Adjusted EBITDA Subsequent to Drop-Down and Simplification Transaction	105,113	94,011	417,776
Less:
Adjusted EBITDA Attributable to Noncontrolling Interests (1)	9,002	34,507	30,225
Adjusted EBITDA Attributable to Noble Midstream Partners LP (Non-GAAP)	96,111	59,504	387,551
Add:
Distributions from Equity Method Investments Attributable to Noble Midstream Partners LP	6,624	1,711
Less:
Proportionate Share of Equity Method Investment EBITDA Attributable to Noble Midstream Partners LP	10,619	(3,518)
Cash Interest Paid	6,195	8,662
Maintenance Capital Expenditures	7,128	5,789
Distributable Cash Flow of Noble Midstream Partners LP (Non-GAAP)	$78,793	$50,282
Distributions (Declared)	$16,907	$32,418
Distribution Coverage Ratio (Declared)	4.7x	1.6x
(1)As a result of the Drop Down and Simplification Transaction in fourth quarter 2019, certain proforma adjustments have been factored to reflect the Adjusted EBITDA for the acquired assets for the full fourth quarter 2019. Furthermore, Adjusted EBITDA Attributable to Noncontrolling Interests has been recast for the quarter ended December 31, 2019 to only reflect Adjusted EBITDA attributable to the interests in Black Diamond Gathering retained by Greenfield Midstream.

Schedule 4 (Continued)
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Adjusted EBITDA (Non-GAAP)
and Distributable Cash Flow (Non-GAAP)
(in thousands, unaudited)

	Three Months Ended September 30,		Trailing Twelve
	2020	2019	Months
Reconciliation from Net Cash Provided by Operating Activities (GAAP)
Net Cash Provided by Operating Activities (GAAP)	$71,959	$101,617	$386,516
Add:
Interest Expense, Net of Amount Capitalized	6,437	3,952	24,661
Changes in Operating Assets and Liabilities	21,965	2,655	8,066
Equity Method Investment EBITDA Adjustments	4,874	(5,229)	(9,501)
Other	(122)	(40)	8,034
Adjusted EBITDA (Non-GAAP)	105,113	102,955	417,776
Less:
Adjusted EBITDA Prior to Drop-Down and Simplification Transaction (1)	—	8,944	—
Adjusted EBITDA Subsequent to Drop-Down and Simplification Transaction	105,113	94,011	417,776
Less:
Adjusted EBITDA Attributable to Noncontrolling Interests (1)	9,002	34,507	30,225
Adjusted EBITDA Attributable to Noble Midstream Partners LP (Non-GAAP)	96,111	59,504	387,551
Add:
Distributions from Equity Method Investments Attributable to Noble Midstream Partners LP	6,624	1,711
Less:
Proportionate Share of Equity Method Investment EBITDA Attributable to Noble Midstream Partners LP	10,619	(3,518)
Cash Interest Paid	6,195	8,662
Maintenance Capital Expenditures	7,128	5,789
Distributable Cash Flow of Noble Midstream Partners LP (Non-GAAP)	$78,793	$50,282
Distributions (Declared)	$16,907	$32,418
Distribution Coverage Ratio (Declared)	4.7x	1.6x
(1)As a result of the Drop Down and Simplification Transaction in fourth quarter 2019, certain proforma adjustments have been factored to reflect the Adjusted EBITDA for the acquired assets for the full fourth quarter 2019. Furthermore, Adjusted EBITDA Attributable to Noncontrolling Interests has been recast for the quarter ended December 31, 2019 to only reflect Adjusted EBITDA attributable to the interests in Black Diamond Gathering retained by Greenfield Midstream.

Schedule 4 (Continued)
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

Calculation of Net Debt to Trailing Twelve Months Adjusted Net EBITDA
(in thousands, unaudited)

September 30, 2020
Revolving Credit Facility, due March 9, 2023	745,000
Term Loan Credit Facility, due July 31, 2021	500,000
Term Loan Credit Facility, due August 23, 2022	400,000
Finance Lease Obligation	2,048
Total Debt	1,647,048
Less: Cash and Cash Equivalents	17,403
Net Debt	1,629,645

Trailing Twelve Months Adjusted Net EBITDA	387,551

Net Debt to Trailing Twelve Months Adjusted Net EBITDA	4.2x

Schedule 4 (Continued)
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of 2020 GAAP Guidance to 2020 Non-GAAP Guidance
(in millions, unaudited)

2020 Guidance
Full Year
Reconciliation from Net Income (GAAP) to Distributable Cash Flow (Non-GAAP)
Net Income (GAAP)	$125
Add:
Depreciation and Amortization	105
Interest Expense, Net of Amount Capitalized	30
Proportionate Share of Equity Method Investment EBITDA Adjustments	50
Goodwill Impairment	110
Other	3
Adjusted EBITDA (Non-GAAP)	423
Adjusted EBITDA Attributable to Noncontrolling Interests	33
Adjusted EBITDA Attributable to Noble Midstream Partners LP	390
Plus:
Distributions from Equity Method Investments	25
Less:
Proportionate Share of Equity Method Investment Adjusted EBITDA	40
Maintenance Capital Expenditures and Cash Interest Paid	75
Distributable Cash Flow of Noble Midstream Partners LP	$300
Distribution Coverage Ratio	>4.5x